UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 6, 2006

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On December 6, 2006, NCI Building Systems, Inc. (“NCI”) issued a press release announcing NCI’s financial results for the fourth quarter and fiscal year ended October 29, 2006. A copy of the press release is attached as Exhibit 99.1.

NCI’s press release included adjusted EBITDA, Net Debt and adjusted Earnings Per Share, which are non-GAAP financial measures. NCI reports these measures because they are widely accepted financial indicators in the metal construction industry of a company’s profitability, ability to finance its operations, and meet its growth plans. Adjusted EBITDA is also used by NCI internally to make acquisition and investment decisions. Adjusted EBITDA is calculated based on the terms contained in NCI’s senior credit agreement. Adjusted Earnings Per Share is used by management and is provided to investors to provide comparability between periods by showing the pro forma effect of FAS 123 had NCI been subject to it in the 2005 period and the dilutive impact of NCI’s convertible notes as if they were converted in the 2006 period, and to exclude the effect of a gain in the 2005 period related to more favorable group medical claims than expected. Adjusted EBITDA, Net Debt and adjusted Earnings Per Share should not be considered in isolation or as substitutes for net income, debt or earnings per share determined in accordance with generally accepted accounting principles in the United States.

The information in this Form 8-K and the Exhibit attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended or the Exchange Act, except if NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated December 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Frances Powell
Name:	Frances R. Powell
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: December 6, 2006

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